As filed with the Securities and Exchange Commission on February 1, 2010
Registration No. 333-163781

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 2
TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada	88-0448389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1001 Fannin Street, Suite 1600
Houston, Texas 77002
(713) 307-8700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

J. Michael Kirksey
1001 Fannin Street, Suite 1600
Houston, Texas 77002
(713) 307-8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

T. Mark Kelly
S. Griffith Aldrich
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002-6760
(713) 758-3613

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said 8(a), may determine.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-163781) of Endeavour International Corporation is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any provision of the prospectus constituting Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the prospectus.

PART II
Information Not Required in the Prospectus

Item 16.	Exhibits

Exhibit No.			Description

1	.1**	—	Form of Underwriting Agreement.
3.1		—	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
3.2		—	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).
3.3		—	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).
3.4		—	Amendment to Amended and Restated By-laws dated December 12, 2007 by Endeavour International Corporation (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on December 13, 2007).
3.5		—	Amended and Restated Certificate of Designation of Series B Preferred Stock filed February 26, 2004 (Incorporated by reference to Exhibit 3.3 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
3.6		—	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 3.7 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
3.7		—	Certificate of Designation of Series C Preferred Stock of Endeavour International Corporation (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).
3.8		—	Amendment of Certificate of Designation of Series C Preferred Stock of Endeavour International Corporation (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 20, 2009).
4	.1†	—	Form of Indenture for Subordinated Debt Securities.
4	.2**	—	Form of Warrant Agreement, including form of Warrant.
4.3		—	Warrants to Purchase Common Stock issued to Trident Growth Fund, LP dated July 29, 2003 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).
4.4		—	First Amendment to Warrants to Purchase Common Stock dated February 26, 2004 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).
4.5		—	Warrant to Purchase 25,000 Shares of Common Stock issued to Trident Growth Fund, L.P. (Incorporated by reference to Exhibit 10.11 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the Year Ended December 31, 2002).
4.6		—	Indenture, dated as of January 20, 2005, between Endeavour International Corporation and Wells Fargo Bank, National Association, as Trustee, relating to the 6.00% Convertible Senior Notes due 2012 (Incorporated by reference to our Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2005).
4.7		—	Registration Rights Agreement dated January 24, 2008 by and between Endeavour International Corporation and Smedvig QIF Plc (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).
4.8		—	Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).
5	.1*	—	Opinion of Woodburn and Wedge regarding the legality of the securities.

Exhibit No.			Description

5	.2†	—	Opinion of Vinson & Elkins L.L.P. as to the validity of the debt securities.
12	.1†	—	Computation of Ratios of Earnings to Fixed Charges.
12	.2†	—	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.
23	.1†	—	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23	.2†	—	Consent of Netherland, Sewell & Associates, Inc.
23	.3*	—	Consent of Woodburn and Wedge (included in Exhibit 5.1)
23	.4†	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2).
24	.1†	—	Powers of Attorney.
25	.1***	—	Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

†	Previously filed.

*	Filed herewith.

**	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

***	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of February, 2010.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Robert L. Thompson
Robert L. Thompson
Senior Vice President & Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 1st day of February, 2010.

Signature		Title

* William L. Transier		Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ J. Michael Kirksey J. Michael Kirksey		Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert L. Thompson Robert L. Thompson		Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* John N. Seitz		Vice Chairman

* John B. Connally, III		Director

* Nancy K. Quinn		Director

* Thomas D. Clark, Jr.		Director

* Charles J. Hue Williams		Director

* Leiv L. Nergaard		Director

*By:	/s/ Robert L. Thompson Robert L. Thompson Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.			Description

1	.1**	—	Form of Underwriting Agreement.
3.1		—	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
3.2		—	Certificate of Amendment dated June 1, 2006 (Incorporated by reference to Exhibit 4.2 of our Registration Statement on Form S-3 (Commission File No. 333-139304) filed on December 13, 2006).
3.3		—	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).
3.4		—	Amendment to Amended and Restated By-laws dated December 12, 2007 by Endeavour International Corporation (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on December 13, 2007).
3.5		—	Amended and Restated Certificate of Designation of Series B Preferred Stock filed February 26, 2004 (Incorporated by reference to Exhibit 3.3 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
3.6		—	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 3.7 of our Quarterly Report on Form 10-Q (Commission File No. 001-32212) for the quarter ended June 30, 2004).
3.7		—	Certificate of Designation of Series C Preferred Stock of Endeavour International Corporation (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 6, 2006).
3.8		—	Amendment of Certificate of Designation of Series C Preferred Stock of Endeavour International Corporation (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on November 20, 2009).
4	.1†	—	Form of Indenture for Subordinated Debt Securities.
4	.2**	—	Form of Warrant Agreement, including form of Warrant.
4.3		—	Warrants to Purchase Common Stock issued to Trident Growth Fund, LP dated July 29, 2003 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).
4.4		—	First Amendment to Warrants to Purchase Common Stock dated February 26, 2004 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).
4.5		—	Warrant to Purchase 25,000 Shares of Common Stock issued to Trident Growth Fund, L.P. (Incorporated by reference to Exhibit 10.11 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the Year Ended December 31, 2002).
4.6		—	Indenture, dated as of January 20, 2005, between Endeavour International Corporation and Wells Fargo Bank, National Association, as Trustee, relating to the 6.00% Convertible Senior Notes due 2012 (Incorporated by reference to our Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2005).
4.7		—	Registration Rights Agreement dated January 24, 2008 by and between Endeavour International Corporation and Smedvig QIF Plc (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).
4.8		—	Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).
5	.1*	—	Opinion of Woodburn and Wedge regarding the legality of the securities.
5	.2†	—	Opinion of Vinson & Elkins L.L.P. as to the validity of the debt securities.
12	.1†	—	Computation of Ratios of Earnings to Fixed Charges.
12	.2†	—	Computation of Ratio of Earnings to Fixed Charges and Preference Securities Dividends.

Exhibit No.			Description

23	.1†	—	Consent of Independent Registered Public Accounting Firm KPMG LLP.
23	.2†	—	Consent of Netherland, Sewell & Associates, Inc.
23	.3*	—	Consent of Woodburn & Wedge (included in Exhibit 5.1).
23	.4†	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.2).
24	.1†	—	Powers of Attorney.
25	.1***	—	Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

†	Previously filed.

*	Filed herewith.

**	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.

***	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.